UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 10, 2022

(Date of earliest event reported)

 ENTASIS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38670	82-4592913
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Gatehouse Drive Waltham, MA 02451
(Principal Executive Office)

Telephone Number: (781) 810-0120

Not Applicable
Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ETTX	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 under the Securities Act of 1933 or Rule 12b-2 under the Securities Exchange Act of 1934.    Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 10, 2022, Entasis Therapeutics Holdings Inc. (the “Company”) accepted the resignation of Michael Gutch, our Chief Financial Officer and Chief Business Officer. Dr. Gutch will continue to serve as our Chief Financial Officer and Chief Business Officer until February 24, 2022, on which date his employment with the Company shall terminate.

Dr. Gutch has indicated to the Company that his resignation is not the result of any dispute or disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTASIS THERAPEUTICS HOLDINGS INC.

	By:	/s/ Elizabeth M. Keiley
General Counsel

Dated: January 14, 2022

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